Exhibit 10.2

FIRST AMENDEMENT TO PURCHASE AGREEMENT

(The Pike Outlets)

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made effective as of May 11, 2026 (the “Amendment Effective Date”) by and between DDR URBAN LP, a Delaware limited partnership (“Seller”), and PIKE LONG BEACH OWNER LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.
Seller and Buyer entered into that certain Purchase Agreement dated as of May 1, 2026 (“Original Purchase Agreement”) with respect to certain real property consisting known as The Pike Outlets located at 18,645 acres of land situated at the location generally known as 95 S. Pine Ave. in Long Beach, the County of Los Angeles, State of California, as more particularly described in the Original Purchase Agreement (collectively, the “Property”).
B.
Seller and Buyer desire to amend the Original Purchase Agreement as set forth in this Amendment.

In consideration of the mutual promises and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Original Purchase Agreement and agree as follows:

1.
Incorporation of Recitals; Defined Terms. The foregoing Recital paragraphs are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used as defined terms in this Amendment and not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Original Purchase Agreement. The Original Purchase Agreement, as amended by this Amendment, is sometimes referred to herein as the “Amended Purchase Agreement”.
2.
Due Diligence Period. Notwithstanding anything to the contrary contained in Section 8.2(a) of the Agreement, the Due Diligence Period shall expire at 5:00 PM (Eastern Time) on May 14, 2026.
3.
Miscellaneous.
a.
Except as otherwise expressly amended by the terms of this Amendment, the Original Purchase Agreement remains unmodified, unamended and in full force and effect. The Original Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed.
b.
The Amended Purchase Agreement contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged therein.
c.
This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Signatures delivered by PDF or DocuSign (or any other reputable electronic platform) shall be sufficient to bind the parties hereto.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

SELLER:

DDR URBAN LP,

a Delaware limited partnership

By: DDR Urban, Inc.

Its: General Partner

By: /s/ Michael S. Owendoff

Print: Michael S. Owendoff

Title: Deputy General Counsel

Date: May 11, 2026

(Seller’s Signature Page to First Amendment to PSA)

BUYER:

PIKE LONG BEACH OWNER LLC,

a Delaware limited liability company

By: /s/ John Pomer

Print: John Pomer

Title: Authorized Representative

Date: May 11, 2026

(Buyer’s Signature Page to First Amendment to PSA)